Exhibit 99.1

             ALMOST FAMILY ANNOUNCES QUARTERLY AND YEAR END RESULTS

                  FY 2006 EPS FROM CONTINUING OPERATIONS UP 67%
                       OVER 2005, EXCLUDING ONE-TIME ITEMS

    LOUISVILLE, Ky., March 12 /PRNewswire-FirstCall/ -- Almost Family, Inc. (Nasdaq: AFAM) today announced its operating results for the quarter and year ended December 31, 2006.

    Fourth Quarter Financial Highlights

    -- Net Income From Continuing Operations -- As Reported was $1,395,586 or
       $0.26 per diluted share in the quarter ended December 31, 2006 as compared to $1,272,396 or $0.24 per diluted share in the same quarter of 2005.

    -- Net Income From Continuing Operations -- As Adjusted, (excluding for 2005 a one-time litigation settlement gain and the effect of changes in state income tax valuation allowances), was $1,395,586 or $0.26 per diluted share in the quarter ended December 31, 2006 as compared to $852,299 or $0.16 per diluted share in the same quarter of 2005 for diluted EPS growth of 63%.

    -- Consolidated revenues increased approximately 36% over the same quarter last year.

    -- The Company's VN segment revenues grew 63% over the same quarter last year.

    Fiscal Year Financial 2006 Highlights

    -- Net Income From Continuing Operations -- As Reported was $4,273,526 or
       $0.80 per diluted share in 2006 as compared to $2,950,607 or $0.57 per diluted share in 2005.

    -- Net Income From Continuing Operations -- As Adjusted, (excluding for 2005 a one-time litigation settlement gain and the effect of changes in state income tax valuation allowances), was $4,273,526 or $0.80 per diluted share in 2006 as compared to $2,530,510 or $0.48 per diluted share in 2005 for diluted EPS growth of 67%

    -- Consolidated revenues increased approximately 22% over last year

    -- The Company's VN segment revenues grew 39% over last year

    -- During 2006, the Company invested approximately $25 million of capital in acquisitions and startup home health agencies.

    William B. Yarmuth, AFAM's Chairman and CEO commented on the results:

    "We are extremely pleased to report our fourth quarter results. Excluding 2005 one-time items our diluted earnings per share from continuing operations increased 63%. All three prongs of our growth strategy: 1) same store sales growth, 2) startups and 3) acquisitions continue to contribute significantly to our performance. In 2006 we were once again able to dramatically improve our earnings per share and EBITDA, complete acquisitions with a combined annual revenue run rate of over $30 million, generate meaningful internal revenue growth and still exit the year with substantial financial capacity to fuel continued future growth."

    "In 2006 our shareholders saw an unprecedented increase in the value of their investment. This is a direct result of the continued commitment and dedication of all our employees, and I thank them sincerely for their outstanding efforts."

    Quarterly Discussion

    Net Income From Continuing Operations -- As Reported grew 10% to $1,395,586 or $0.26 per diluted share for the December 2006 quarter as compared to $1,272,396 or $0.24 per diluted share in the December 2005 quarter (which including a net gain on litigation settlement of $267,426 or $0.05 per diluted share and the effect of revised state income tax valuation allowances of $152,671 or $0.03 per diluted share). Revenues grew 36% to $26.2 million in the December 2006 quarter from $19.2 million in the December 2005 quarter. The quarter ended December 2006 included approximately $2 million of revenue from the Mederi acquisition completed December 3, 2006.

    Revenues in the Company's "Caretenders" Visiting Nurse (VN) segment grew 63% over the same period last year. Acquired operations contributed approximately $3.7 million of that revenue growth. The $2.8 million balance of the VN revenue increase came from internal growth.

    Net income including discontinued operations, was $1,469,065 or $0.27 per diluted share in the quarter ended December 31, 2006 and $1,483,036 or $0.28 per diluted share in 2005.

    Results of operations for the quarters ended December 31, 2006 and 2005 are set forth in the tables below:

                    December                   December
                      2006                       2005                       Change
                     Amount       % Rev         Amount         % Rev        Amount           %
                 -------------    ------     -------------     ------    -------------     ------
Net revenues
  Visiting
   Nurses        $  17,020,943      64.9%    $  10,474,930       54.5%   $   6,546,013       62.5%
  Personal
   Care              9,204,785      35.1%        8,748,558       45.5%         456,227        5.2%
                 $  26,225,728     100.0%    $  19,223,488      100.0%   $   7,002,240       36.4%

Operating
 income
  Visiting
   Nurses        $   3,166,646      18.6%    $   1,402,663       13.4%   $   1,763,983      125.8%
  Personal
   Care              1,141,844      12.4%          958,074       11.0%         183,770       19.2%
                     4,308,490      16.4%        2,360,737       12.3%       1,947,753       82.5%

Unallocated
 corporate
 expenses            1,956,353       7.5%        1,083,579        5.6%         872,774       80.5%
                     2,352,137       9.0%        1,277,158        6.6%       1,074,979       84.2%

Litigation
 settlement
 gain                        -       0.0%         (267,426)      -1.4%         267,426     -100.0%
Interest
 expense/
 (income)               39,780       0.2%          (69,433)      -0.4%         109,213     -157.3%
Pre-tax
 income              2,312,357       8.8%        1,614,017        8.4%         698,340       43.3%
Income taxes           916,771       3.5%          341,621        1.8%         575,150      168.4%
Net income
 from
 continuing
 operations      $   1,395,586       5.3%    $   1,272,396        6.6%   $     123,190        9.7%
Income (loss)
 from
 discontinued
 operations,
 net of tax             73,479                     143,727                     (70,248)        NM
Gain on sale
 of ADC seg-
 ment, net
 of tax                      -                      66,913                     (66,913)        NM
Net income       $   1,469,065               $   1,483,036               $     (13,971)        NM

Diluted
 earnings per
 share
  Diluted
   shares
   outstand-
   ing(1)            5,394,000                   5,307,554                      86,446        1.6%

  Continuing
   operations    $        0.26               $        0.24               $        0.02        8.3%
  Discontinued
   operations             0.01                        0.03                       (0.02)        NM
  Gain on
   sale of ADC
   segment                   -                        0.01                       (0.01)        NM
                 $        0.27               $        0.28               $       (0.01)        NM

(1)  shares adjusted to give effect to 2-for-1 share split completed in January
     2007

Continuing
 Operations
 As Adjusted,
 (excluding
 litigation
 settlement
 gain and
 one-time
 income tax
 item)
  EBITDA         $   2,561,367               $   1,332,398               $   1,228,969       92.2%
  Net income     $   1,395,586               $     852,299               $     543,287       63.7%
  Diluted EPS    $        0.26               $        0.16               $        0.10       62.5%
  Effective tax
   rate                   39.6%                       36.7%                        2.9%

    Year End Results

    Net Income From Continuing Operations -- As Reported grew 45% to $4,273,526 or $0.80 per diluted share for the year ended December 2006 as compared to $2,950,607 or $0.57 per diluted share in 2005 (which included a net gain on litigation settlement of $267,426 or $0.05 per diluted share and the effect of revised state income tax valuation allowances of $152,671 or $0.03 per diluted share). Revenues grew 22% to $91.8 million in 2006 from $75.1 million in 2005.

    Revenues in the VN segment grew 39% over the same period last year. Acquired operations contributed approximately $6.1 million of that revenue growth. The $9.4 million balance of the VN revenue increase came from internal growth. Net income including discontinued operations, was $4,239,444 or $0.80 per diluted share in the year ended December 31, 2006 and $7,868,468 or $1.51 per diluted share (including a gain on the sale of the adult day care segment of $5,205,698 or $2.00 per diluted share) in 2005.

    Results of operations for the years ended December 31, 2006 and 2005 are set forth in the tables below:

                    December                   December
                      2006                       2005                       Change
                     Amount       % Rev         Amount         % Rev        Amount           %
                 -------------    ------     -------------     ------    -------------     ------
Net revenues
  Visiting
   Nurses        $  55,190,258      60.1%    $  39,732,561       52.9%   $  15,457,697       38.9%
  Personal
   Care             36,621,690      39.9%       35,354,834       47.1        1,266,856        3.6%
                 $  91,811,948     100.0%    $  75,087,395      100.0%      16,724,553       22.3%

Operating
 income
   Visiting
    Nurses       $   9,004,859      16.3%    $   5,372,837       13.5%   $   3,632,022       67.6%
   Personal
    Care             3,781,372      10.3%        3,278,887        9.3%         502,485       15.3%
                    12,786,231      13.9%        8,651,724       11.5%       4,134,507       47.8%

Unallocated
 corporate
 expenses            5,749,115       6.3%        4,449,661        5.9%       1,299,454       29.2%
                     7,037,116       7.7%        4,202,063        5.6%       2,835,053       67.5%

Litigation
 settlement
 gain                        -         -%         (267,426)      -0.4%         267,426     -100.0%
Interest expense       (54,440)     -0.1%          112,608        0.1%        (167,048)    -148.3%
Pre-tax income       7,091,556       7.7%        4,356,881        5.8%       2,734,675       62.8%
Income taxes         2,818,030       3.1%        1,406,274        1.9%       1,411,756      100.4%
Net income from
 continuing
 operations      $   4,273,526       4.7%    $   2,950,607        3.9%   $   1,322,919       44.8%
Income (loss)
 from
 discontinued
 operations,
 net of tax            (34,082)                   (149,325)                    115,243         NM
Gain on sale of
 ADC segment                 -                   5,067,186                  (5,067,186)        NM
    Net income   $   4,239,444               $   7,868,468               $  (3,629,024)        NM

Diluted earnings
 per share
  Diluted
   shares out-
   standing (1)      5,326,997                   5,218,658                     108,339        2.1%

  Continuing
   operations    $        0.80               $        0.57               $        0.23       42.1%
  Discontinued
   operations                -                       (0.03)                       0.03         NM
  Gain on sale
   of ADC
   segment                   -                        0.97                       (0.97)        NM
                 $        0.80               $        1.51               $       (0.71)        NM

(1)  shares adjusted to give effect to 2-for-1 share split completed in January
     2007

Continuing
 Operations
 -- As
 Adjusted,
 (excluding
 litigation
 settlement
 gain and
 one-time
 income tax
 item):
   EBITDA        $   8,040,882               $   5,391,292               $   2,649,590       49.1%
   Net income    $   4,273,526               $   2,530,510               $   1,743,016       68.9%
   Diluted EPS   $        0.80               $        0.48               $        0.32       66.7%
   Effective
    tax rate              39.7%                       38.1%                        1.6%

    Non-GAAP Financial Measure

    The information provided in the tables in this release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission
(SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

    Net Income From Continuing Operations -- As Adjusted

    Although "Net Income From Continuing Operations -- As Adjusted" is a non-GAAP financial measure, management believes that the presentation of net income as calculated using a normalized tax rate, which, for 2005, excludes the nonrecurring tax benefits as described in Note 1, and excluding the litigation settlement gain as described in Note 2, is a useful adjunct to "Net Income From Continuing Operations -- As Reported" under GAAP because it measures the Company's financial performance in a consistent manner between the results for the fourth quarters and fiscal years 2006 and 2005 and since these adjustments represent special or non-recurring items. For these reasons, management believes that "Net Income From Continuing Operations -- As Adjusted" is useful to investors. Investors should not view "Net Income From Continuing Operations -- As Adjusted" as an alternative to the GAAP measure of net income.

    The following table sets forth a reconciliation of Net Income From Continuing Operations -- As Reported to Net Income From Continuing Operations -- As Adjusted:

                     Quarter Ended December 31,        Year Ended December 31,
                   -----------------------------    -----------------------------
                       2006             2005             2006           2005
                   -------------   -------------    -------------   -------------
Net income from
 continuing
 operations - As
 Reported          $   1,395,586   $   1,272,396    $   4,273,526   $   2,950,607
2005 One-time
 items:
  Reduction in
   state income
   tax valuation
   allowance
   (Note 1)                    -        (152,671)               -        (152,671)
  Litigation
   settlement
   gain (Note 2)               -        (267,426)               -        (267,426)
Net income from
 continuing
 operations - As
 Adjusted          $   1,395,586   $     852,299    $   4,273,526   $   2,530,510

Continuing
 Operations
 Earnings Per
 Diluted Share:
  As Reported      $        0.26   $        0.24    $        0.80   $        0.57
  As Adjusted      $        0.26   $        0.16    $        0.80   $        0.48

    Note 1: The Company's income tax provision for 2005 included a one-time reduction of $152,671 or $0.03 per diluted share resulting from changes in state income tax valuation allowances relating to the anticipated realization of net operating loss carry-forwards.

    Note 2: In December 2005, the Tennessee Court of Appeals issued its ruling in the Franklin Litigation, a long contested contract case dating back to 1994. The court partially overturned the findings of the trial court thus lowering the amount of damages previously assessed to and recorded by the Company. The Company and the plaintiff subsequently entered into a settlement agreement on this case which resulted in a one-time net of tax gain of $267,426 or $0.05 per diluted share being recorded in the Company's results for the quarter and year ended December 31, 2005.

    EBITDA:

    EBITDA is defined as income before depreciation and amortization, net interest expense and income taxes. EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements of borrowing availability and certain covenants contained in our credit agreement.

    The following table sets forth a reconciliation of Continuing Operations Net Income -- As Adjusted to EBITDA - As Adjusted:

                         Quarter Ended December 31,        Year Ended December 31,
                       -----------------------------    -----------------------------
                           2006            2005             2006            2005
                       -------------   -------------    -------------   -------------
Net income from
 continuing
 operations - As
 Adjusted              $   1,395,586   $     852,299    $   4,273,526    $   2,530,510

Add back:
  Interest
   expense
   (income)                   39,780         (69,433)         (54,440)         112,608
  Income taxes               916,771         341,621        2,818,030        1,558,945
  Depreciation
   & amortization            209,230         207,911        1,003,766        1,189,229

Earnings from
 continuing
 operations Before
 Interest, Income
 Taxes, Depreciation
 & Amortization
 (EBITDA) - As
 Adjusted              $   2,561,367   $   1,332,398    $   8,040,882    $   5,391,292

    Sale of ADC Operations

    On September 30, 2005 the Company sold its ADC operating segment resulting in an after tax gain of approximately $5.1 million or $0.97 per diluted share reported in the year ended December 31, 2005.

    Almost Family, Inc. TM and subsidiaries (collectively "Almost Family") is a leading regional provider of home health services. The Company has service locations in Florida, Kentucky, Ohio, Connecticut, Massachusetts, Missouri, Alabama, Illinois and Indiana and (in order of revenue significance).

    Contact: William Yarmuth or Steve Guenthner (502) 891-1000.

    All statements, other than statements of historical facts, included in this news release, including the objectives and expectations of management for future operating results, the Company's ability to accelerate growth in its home health operations, the Company's ability to achieve expected cost savings net of incremental overhead post-acquisition, the ultimate outcome of the Company's allocation of purchase price to amortizable intangible assets, the Company's ability to generate positive cash flows, and the Company's expectations with regard to market conditions, are forward-looking statements. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations expressed or implied in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

    Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or third party consents may not be obtained, the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other third-party payers; changes in laws and interpretations of laws relating to the healthcare industry, and the Company's self-insurance risks. For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's Securities and Exchange Commission filing on Form 10-K for the year ended December 31, 2005, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and "Risk Factors." The Company disclaims any intent or obligation to update its forward-looking statements.

SOURCE  Almost Family, Inc.
    -0-                             03/12/2007
    /CONTACT: William Yarmuth or Steve Guenthner, +1-502-891-1000, both for Almost Family, Inc./
    /Company News On-Call: http://www.prnewswire.com/comp/784275.html / /Web site: http://www.almost-family.com /